Driving long-term profitable growth January 2013 ®

Forward looking statements Statements used in this presentation relating to future plans, events, financial results or performance are forward- looking statements subject to certain risks and uncertainties including, among others, such factors as current general and industry economic trends; consumer confidence; the effectiveness of our marketing and sales programs, including advertising and promotional efforts; consumer acceptance of our products, product quality and brand image; our ability to continue to improve our product line and product quality; warranty obligations; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; rising commodity costs and other inflationary pressures; our dependence on significant suppliers, including several sole- source suppliers and the vulnerability of suppliers to recessionary pressures; industry competition; risks of pending and potentially unforeseen litigation; increasing government regulations; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards; our ability to attract and retain key employees; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the SEC, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this presentation. 2

p Proprietary, end-to-end Sleep Number® experience focused on individuality to meaningfully improve our customers’ lives Customer-focused strategy SERVICE AWARENESS LIFETIME ENGAGEMENT HOME DELIVERY RETAIL PRODUCT 3

Sleep Number® competitive advantages Extraordinary retail experience Unique product experience • Individualized • Proprietary beds & bedding • Difficult to replicate • Relationship-based • Interactive • Lifetime engagement • Both retailer & manufacturer • Exclusive distribution • Control pricing & brand experience Vertical integration Iconic brand – 6th most productive retailer* *Sales per square foot; source: retailsails.com 1 2 3 4 5 6 4

Consistent profitable growth EPS Net Sales Growth Operating Margin $ 0.24* $ 0.57 $ 1.07 $ 1.43* 2009 2010 2011 2012 (11%) 11% 23% 26% 2009 2010 2011 2012 (4%) 19% 26% 23% (30%) 15% 45% 49% 1-yr comp‡ 2-yr stacked comp‡ ‡ Company-Controlled comparable sales 4.4%^ 8.6% 12.2% 13.4%^ 2009 2010 2011 2012 *Pro forma EPS ^Pro forma Operating Margin 5

$ 5.8 $ 6.5 $ 6.8 $ 6.9 $ 6.2 $ 5.7 $ 5.9 $ 6.3 $ 7.0 $ 7.5 $ 8.1 2004 2005 2006 2007 2008 2009 2010 2011 2012F 2013F 2014F Size of the opportunity US wholesale mattress sales $ in billions Industry sales $M Premium segment (>$1,000) percent of total Non-innerspring percent of total Source: Industry report (ISPA) & company estimates • “Sweet spot” of premium and non-innerspring • Good/better/best premium strategy • Sleep Number has 5% share of ~$14B industry at retail 6 19% 33% 51% 36%

7 Integrated growth formula 2015 Goals Net sales growth Key drivers • Increase awareness (brand & store) • Develop local markets • Advance product innovation • Gross margin rate improvement • Modest SG&A leverage as we invest in growth • Comp 10-12% • New stores + 5-8% $1.5B+ 15%+ NET SALES OPERATING MARGIN EPS growth 20%+ per year

8 Increase awareness Broadened target customer Media investment & effectiveness Redefined target customer • Includes prime mattress buying years • Moving from need state to aspirational Advertising migration towards broader customer • New TV campaign • Targeted media placement • 30-54 yrs. old • $75K+ income • Values health • Will pay premium • Benefit driven • 45-65+ yrs. old • $50K+ income • Need state driven Increases target market 4x Before After 2009 2013E Primarily direct response (short-form infomercial & 1-800) Primarily broad reach (omni channel) 3x reach $61M $150M+

54% 30% 21% 9 Brand awareness Awareness opportunity Awareness correlates to market share • Leading markets illustrate opportunity through local market development • Sleep Number unaided brand awareness below industry leaders – significant opportunity 21% 35% 5% 13% Leading Innerspring Sleep Number Leading Non-innerspring Sleep Number National Averages Sleep Number Leading Market Awareness Market share Up 6pts Since 2011

10 Local market development Optimize stores Location • format • design • Relocate mall to non-mall - Increased flexibility and billboard for brand - 2 times square footage with similar fixed costs • Mall remodels/expansions • New design: 50% 90%+ of stores by 2015 • Store leverage - 2012 4-wall profit ($ in millions) $3M Store $1.2+ $2.2M Store $0.8 - $0.9 $1.0M $1.3M $1.7M $2.2M $3.0M 2009 2010 2011 2012 2015E Average sales per store

11 Local market development Grow stores Fill-in national footprint • New store economics - Capital investment ~$350K - Inventory $30K - Payback 12-18 months - Average year 1 sales ~$2M 403 386 381 410 >500 2009 2010 2011 2012 2015E 2% 3% 8% 19% % Non-Mall Ending store count

12 Aggressive growth strategy Initial 7 markets 13 large underdeveloped markets • Strategy - 13 markets – 1/3 of U.S. bedding sales - Objective: double market share in 3 years - Heavy-up local media and real estate optimization - Launched 4 in 2011 and 3 in 2012; 6 remain for 2013-2015 • Results to date - On track to double market share in three years - Profitability exceeding goals Awareness* +2pts +4pts 17% +1pts +2pts 4% +6pts +3pts +91% +127% Market share Local market Profit** Revenue Year 2 results (4 markets) Year 1 results (7 markets) At launch (7 markets) *Unaided Brand Awareness per Company study **Profit excluding national media and customer service

13 Product innovation Comfort. Individualized. SM • Consumer insights driven • Exclusive DualAir™ technology • Complete sleep solution - Beds - Bedding collection - Bases • Robust product innovation roadmap

14 Acquisition – Comfortaire Corporation Overview Strategic rationale • $15.5 million asset purchase – January 2013 • Funded by internally-generated cash reserves • 2nd largest adjustable air bed company - $10.5 million sales in 2012 • Strong intellectual property • Experienced team with shared passion for individualizing sleep • Increased value through convergence of intellectual property • Strengthens competitive position • Complements long-term strategy

15 Unique business model Operating margin Key drivers 4.4%^ 8.6% 12.2% 13.4%^ 15%+ 2009 2010 2011 2012 2015E ^Pro forma Operating Margin • Gross margin rate improvement - Product innovation - Operational efficiency • Modest SG&A leverage as we invest in growth - New stores/occupancy - Marketing to build awareness - R&D investment - Infrastructure/depreciation 2012 2015

16 Unique business model Record Adjusted EBITDA Cash balance $ in millions, trailing-twelve months $ in millions • Operate with strong cash reserves • Self-funding growth ... #1 priority for cash • Maintain share count through stock repurchase program • No debt, strong balance sheet $76 $146 $76 $52 $24 $7 201220112010 Capital expenditures Cash & marketable securities $54 $62 $65 $70 $82 $90 $100 $109 $124 $134 $149 $150 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412

17 Sleep Well and Dream Big

18 Appendix Sleep Number® Bed Series Pricing (Queen Sets): c3 c4 p5 p6 c2 Classic Performance Memory Foam m7 m9 $1,399 $1,699 $2,099 $2,599 $999 $3,299 $4,699 Innovation i8 i10 $3,299 $4,699

Experienced management team

Sleep Number 35
Shelly Ibach
President & CEO
Sleep Number since 2007
Other experience: Macy's, Target Corporation

Sleep Number 40
Andy Carlin
SVP & Chief Sales Officer
Sleep Number since 2008
Other experience: Gander Mountain, Kohl's, Target

Sleep Number 30
Karen Richard
SVP & Chief Human Capital Officer
Sleep Number since 1996
Other experience: TCF Financial Corp

Sleep Number 35
Wendy Schoppert
EVP & Chief Financial Officer
Sleep Number since 2005
Other experience: US Bank, America West, Northwest

Sleep Number 35
Annie Bloomquist
SVP & Chief Product Officer
Sleep Number since 2008
Other experience: Macy's, Target Corporation

Sleep Number 35
Mark Kimball
SVP & Chief Legal & Risk Officer
Sleep Number since 1999
Other experience: Oppenheimer, Wolff & Donnelly

Sleep Number 35
Kathy Roedel
EVP & Chief Services & Fulfillment Officer
Sleep Number since 2005
Other experience: GE Healthcare

Sleep Number 45
Michael Bills
SVP & Chief Marketing Officer
Sleep Number since 2012
Other experience: Fisher College of Business, Fitch Agency, Resource Interactive

Sleep Number 50
Hunter Saklad
SVP & Chief Technology Officer
Sleep Number since 2004
Other experience: Ford Motor Company, Visteon

19

Fiscal years 2009, 2010, 2011, and 2012

($ in thousands, except per share amounts)

	2009	2010	2011	2012
Net income and net inomce per share				
Net income - as reported	$ 35,552	$ 31,568	$ 60,478	$ 78,094
Adjustments[1]:				
Terminated equity financing costs (net of tax)[2]	2,061	-	-	-
Income tax valuation[3]	(26,444)	-	-	-
CEO transition costs (net of tax)[4]	-	-	-	3,654
Net income - as adjusted	$ 11,169	$ 31,568	$ 60,478	$ 81,748
Net income per share - as adjusted:				
Basic	$ 0.24	$ 0.58	$ 1.10	$ 1.47
Diluted	$ 0.24	$ 0.57	$ 1.07	$ 1.43
Basic shares	45,682	54,005	55,081	55,516
Diluted shares	46,198	55,264	56,432	57,076
Operating income and operating income rate				
Operating income - as reported	$ 20,673	$ 52,383	$ 90,453	$ 119,787
Terminated equity financing costs (pre-tax)[2]	3,324	-	-	-
CEO transition costs (pre-tax)[4]	-	-	-	5,595
Operating income - as adjusted	$ 23,997	$ 52,383	$ 90,453	$ 125,382
Operating income rate - as reported	3.8%	8.6%	12.2%	12.8%
Operating income rate - as adjusted	4.4%	8.6%	12.2%	13.4%

(1) Reflects annual effective tax rate, before discrete adjustments, of 38.0% for 2009 and 34.7% for 2012
(2) In 2009, we expensed direct, incremental costs incurred in connection with a terminated equity financing transaction
(3) In 2008, we established a $26.8 million valuation allowance against deferred taxes based on uncertainty regarding future taxable income
In 2009, we reversed the valuation allowance against deferred taxed based on all available positive and negative evidence
(4) In February 2012, we announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin's contributions, the Compensation Committee approved the modification of Mr. McLaughlin's currently unvested stock awards. As a result of these modifications, we recorded incremental non-cash compensation of $5.6 million

Note: Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data
However, we are providing this information as we believe it facilities year-over-year comparisons for investors and financial analysts

GAAP - generally accepted accounting principles

20

Adjusted EBITDA for 2009, 2010, 2011, and 2012

(trailing-twelve month basis)

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in millions)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation and asset impairments.
Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash flows from operations. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile Adjusted EBITDA (on a trailing-twelve month basis), which is a non-GAAP financial measure, to comparable GAAP financial measures:

(trailing-twelve month, $ in millions)	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Net income	$ 35.6	$ 46.0	$ 56.2	$ 59.8	$ 31.6	$ 40.4	$ 45.5	$ 52.2	$ 60.5	$ 66.3	$ 72.0	$ 81.0	$ 78.1
Income tax expense (benefit)	(20.9)	(17.3)	(17.1)	(14.2)	18.9	24.0	26.6	29.6	29.9	32.0	34.7	39.5	41.9
Interest expense	6.0	5.9	4.5	2.9	2.0	0.3	0.3	0.2	0.2	0.2	0.1	0.1	0.1
Depreciation and amortization	17.7	16.4	14.9	13.2	13.0	12.8	12.8	13.0	13.5	14.6	16.1	17.8	19.7
Stock-based compensation	3.2	3.0	2.9	3.5	4.0	4.3	4.7	4.9	5.0	10.8	11.1	10.9	10.3
Asset impairments	0.7	0.3	0.2	0.4	0.3	0.3	0.4	0.1	0.1	-	-	0.1	0.1
Adjusted EBITDA	$ 42.3	$ 54.3	$ 61.6	$ 65.5	$ 69.7	$ 82.2	$ 90.3	$ 100.2	$ 109.2	$ 123.9	$ 134.0	$ 149.4	$ 150.3

Columns may not foot due to rounding

Note: Our Adjusted EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts

GAAP - generally accepted accounting principles

21